Exhibit 99.1

EXCERPTS FROM PRELIMINARY OFFERING MEMORANDUM, DATED FEBRUARY 17, 2007

NON-GAAP FINANCIAL MEASURES

EBITDA and adjusted EBITDA are measures commonly used by financial analysts in evaluating performance of companies, including marketing services companies. Accordingly, management believes that EBITDA and adjusted EBITDA may be useful in assessing our operating performance and our ability to meet our debt service requirements. Management also believes that these measures allow a standardized comparison between companies in the marketing services industry, while minimizing the differences from depreciation policies, financial leverage and tax strategies. The items excluded from EBITDA and adjusted EBITDA are significant in assessing our operating results and liquidity. EBITDA and adjusted EBITDA (including pro forma presentations thereof) have limitations as analytical tools and should not be considered in isolation from, or as an alternative to, operating income, cash flow or other combined income or cash flow data prepared in accordance with generally accepted accounting principles, or GAAP. Some of these limitations are:

•	they do not reflect cash outlays for capital expenditures or contractual commitments;

•	they do not reflect changes in, or cash requirements for, working capital;

•	they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on indebtedness;

•	they do not reflect income tax expense, or the cash necessary to pay income taxes;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and adjusted EBITDA (including pro forma presentations thereof) do not reflect cash requirements for such replacements;

•	adjusted EBITDA does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations; and

•	other companies, including other companies in our industry, may calculate these measures differently than as presented in the offering memorandum, limiting their usefulness as a comparative measure.

Because of these limitations, EBITDA and adjusted EBITDA (including pro forma presentations thereof) and the related ratios should not be considered as measures of discretionary cash available to us to invest in business growth or reduce indebtedness. We compensate for these limitations by relying primarily on our GAAP results using EBITDA and adjusted EBITDA (including pro forma presentations thereof) only supplementally. For more information, see the consolidated financial statements and the related notes thereto included elsewhere in the offering memorandum.

The Transactions

In the offering memorandum, we refer collectively to the following transactions as the “Transactions:”

•	the offering of the notes;

•	our acquisition of ADVO;

•	our entering into our new senior secured credit facility;

•	the repayment of all existing ADVO debt;

•

the securing of our 2009 Notes and our 2033 Notes on an equal and ratable basis with the indebtedness under our new senior secured credit facility and the granting of guarantees of our obligations under our 2009 Notes and our 2033 Notes by all of our subsidiaries that guarantee our new senior secured credit facility to the extent required by the indentures governing our 2009 Notes and our 2033 Notes;

•	the payment of related fees and expenses; and

•	the use of the proceeds from the sale of the notes together with a portion of our available cash and initial borrowings under our new senior secured credit facility.

For a more detailed description of the Transactions, see “The Transactions” and “Description of Other Indebtedness.” Closing of the offering will occur concurrently with, and is conditioned upon, our acquisition of ADVO.

Summary Historical and Pro Forma Condensed Combined Financial Data of Valassis

We derived our historical statement of income and the other data for the years ended December 31, 2004, 2005 and 2006 and our historical balance sheet data as of December 31, 2005 and 2006 presented below from our audited consolidated financial statements included elsewhere in the offering memorandum. Our historical balance sheet data as of December 31, 2004 presented below were derived from our consolidated financial statements, which are not included in the offering memorandum. The summary condensed combined financial data also include pro forma information derived from the information set forth in “Unaudited Pro Forma Condensed Combined Financial Statement Information,” which gives effect to the Transactions. The unaudited pro forma condensed combined financial data do not purport to represent what our results of operations or financial condition would actually have been had the Transactions in fact occurred as of the applicable dates or to project our results of operations or financial condition for any future period or as of any future date. You should read the summary historical and pro forma condensed combined financial data in conjunction with “Summary,” “Capitalization,” “Unaudited Pro Forma Condensed Combined Financial Information,” “Selected Historical Consolidated Financial Data of Valassis,” “Selected Historical Consolidated Financial Data of ADVO,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Valassis,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of ADVO” and the consolidated financial statements and the related notes thereto included elsewhere in the offering memorandum.

	Historical			Pro Forma
	Year Ended December 31,			Year Ended December 31, 2006(1)
	2004	2005	2006
	(Dollars in thousands, except per share data)
Statement of Income Data:
Revenues	$1,044,069	$1,131,043	$1,043,491	$2,504,701
Operating income	159,067	151,457	101,989	111,366
Interest and related expenses	11,362	10,927	24,749	121,916
Income taxes (benefit)	56,058	50,829	32,256	(3,143)
Net earnings	100,747	95,396	51,282	2,489
Net Earnings Per Share Data:
Basic	$1.95	$1.93	$1.07
Diluted	1.93	1.90	1.07
Balance Sheet Data (at period end):
Cash and cash equivalents	$85,214	$64,320	$52,619	$77,839
Auction-rate Securities(2)	102,866	72,031	102,533	—
Working capital(3)	(2,292)	5,374	25,120	131,449
Total assets	737,965	697,683	801,426	2,187,831
Total debt	273,703	274,156	259,931	1,389,931
Stockholders’ equity	140,506	103,525	167,574	167,574
Other Data:
Net cash provided by operating activities	$76,819	$116,189	$49,806
Net cash provided by (used in) investing activities	14,764	133	(50,556)
Net cash provided by (used in) financing activities	(71,185)	(135,457)	(12,601)
Depreciation and amortization	15,521	15,973	14,930	69,686
Capital expenditures	18,941	24,666	16,256	61,370
EBITDA(4)	181,549	169,601	118,312	186,043
Adjusted EBITDA(5)	179,454	175,984	149,596	269,897
Ratio of net debt to Adjusted EBITDA				4.9x
Ratio of Adjusted EBITDA to cash interest expense(6)				2.6x

(1)	As a result of Valassis’ and ADVO’s different fiscal year ends, the summary pro forma condensed combined statement of income data for the year ended December 31, 2006 is comprised of (A) Valassis’ fiscal year ended December 31, 2006 and (B) (x) the second, third and fourth quarters of ADVO’s fiscal year ended September 30, 2006 and (y) ADVO’s first quarter ended December 30, 2006, and gives effect to the pro forma adjustments necessary to account for the Transactions. See our consolidated financial statements and the related notes thereto as of and for the fiscal year ended December 31, 2006, ADVO’s consolidated financial statements and the related notes thereto as of and for the fiscal year ended September 30, 2006, and ADVO’s consolidated financial statements and the related notes thereto as of and for the fiscal three months ended December 30, 2006 included elsewhere in the offering memorandum and “Unaudited Pro Forma Condensed Combined Financial Information.”

The summary pro forma condensed combined financial data for the fiscal year ended December 31, 2006 have been prepared to give effect to the Transactions as if they occurred on January 1, 2006, in the case of the summary pro forma condensed combined statement of income data and other financial data, and on December 31, 2006, in the case of the summary pro forma condensed combined balance sheet data.

(2)	Auction-rate Securities, or ARS, are securities that have stated maturities beyond three months but are priced and traded as short-term instruments. ARS are classified as available-for-sale and are carried at cost, or par value which approximates the fair market value.

(3)	Working capital is defined as current assets, excluding cash and cash equivalents and auction-rate securities, minus current liabilities, excluding the current portion of long-term debt.

(4)	We define EBITDA as earnings before interest and related expenses, net, income taxes, depreciation and amortization. EBITDA is not a recognized term under GAAP. The table below presents both historical and pro forma EBITDA and a reconciliation of EBITDA to both net earnings and cash flows from operating activities.

	Historical			Pro Forma
	Year Ended December 31,			Year Ended December 31, 2006
	2004	2005	2006
	(Dollars in thousands)
Reconciliation of Cash Flows from Operating Activities to Net Earnings:
Cash flows provided from operating activities	$76,819	$116,189	$49,806
Depreciation and amortization	(15,521)	(15,973)	(14,930)
Amortization of bond discount	(782)	(453)	(215)
Provision for losses on accounts receivable	(1,405)	(346)	(1,128)
Writedown of impaired assets	(3,553)	—	(2,136)
Gain on equity investment	71	300	407
Stock-based compensation charge	(1,313)	(1,654)	(7,083)
Loss (gain) on sale of property, plant and equipment	435	(36)	—
Deferred income taxes	(5,971)	(4,201)	(1,569)
Changes in assets and liabilities which increase (decrease) cash flow	51,967	1,570	28,130

Net earnings	$100,747	$95,396	$51,282

Reconciliation of Net Earnings to EBITDA:
Net earnings	$100,747	$95,396	$51,282	$2,489
Income taxes	56,058	50,829	32,256	(3,143)
Interest and related expenses, net	9,223	7,403	19,844	117,011
Depreciation and amortization	15,521	15,973	14,930	69,686

EBITDA	$181,549	$169,601	$118,312	$186,043

(5)	We define adjusted EBITDA as EBITDA further adjusted to exclude unusual or one-time non-recurring items and other adjustments and to include anticipated cost synergies, in each case, required or permitted in calculating covenant compliance under our new senior secured credit facility. We believe that the inclusion of supplementary adjustments to EBITDA applied in presenting adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and unusual non-recurring items and about potential cost synergies. The table below presents both historical and pro forma adjusted EBITDA and a reconciliation to EBITDA.

	Historical			Pro Forma
	Year Ended December 31,			Year Ended December 31, 2006
	2004	2005	2006
	(Dollars in thousands)
EBITDA	$181,549	$169,601	$118,312	$186,043
Acquisition/litigation related expenses(a)	—	—	16,100	42,700
Non-cash stock based compensation costs(b)	1,313	1,654	7,083	15,651
Amortization of a customer contract incentive(c)	—	—	4,860	4,860
Restructuring costs(d)	—	—	3,600	3,600
Facility rationalization(e)	—	—	—	3,000
Asset write-off charge(f)	—	—	1,034	1,034
Restructuring charge(g)	—	6,900	—	—
Goodwill and investment impairment charge(h)	3,553	—	—	—
Other income(i)	(6,961)	(2,171)	(1,393)	(4,991)
Cost synergies(j)	—	—	—	18,000

Adjusted EBITDA	$179,454	$175,984	$149,596	$269,897

(a)	Represents legal and other professional fees associated with the ADVO acquisition and the related litigation.

(b)	Stock-based compensation relates primarily to stock awards such as options and restricted stock. Stock-based compensation is a non-cash expense that varies in amount from period to period.

(c)	Represents the amortization of a customer contract incentive incurred during the fourth quarter of 2005.

(d)	Related to the shut-down of our French agency business and the eSettlement business unit of NCH.

(e)	Represents severance and benefits costs related to the consolidation and elimination of ADVO’s Memphis production facility, the outsourcing of ADVO’s graphic print production and ADVO’s southern California joint distribution newspaper agreements.

(f)	Represents the write-off of certain of our software development costs.

(g)	Restructuring charge incurred in the fourth quarter of 2005 related to the full integration of the components of our Household Targeted business segment, which resulted in the elimination of PreVision as a stand-alone entity, right-sizing of coupon clearing operations primarily in Europe and other efficiency-related headcount reductions.

(h)	Represents the write-off of a cost based investment in an Internet couponing business.

(i)	In 2004, we realized a $4.1 million gain, net of tax, from an insurance claim. The pro forma year ended December 31, 2006 period contains $3.2 million of ADVO’s equity earnings from joint ventures.

(j)	Represents run-rate cost savings as a result of synergies associated with the ADVO acquisition. The $18 million in cost savings that we expect to achieve by December 31, 2007 are from reduced paper and transportation costs, savings on ADVO printing costs by utilizing our internal print capabilities, reduced facility costs, reduced newspaper distribution costs, reduction in headcount in various corporate functions, and the elimination of redundant public company costs. The costs associated with implementing these cost savings are being borne by us and are not taken into account in calculating adjusted EBITDA. Estimated run-rate cost savings by category are as follows (in millions):

Costs of goods sold(1)	$9.0
Selling, general and administrative(2)	9.0

Total	$18.0

(1)	Represents estimated cost savings associated buying paper for ADVO under Valassis’ existing paper purchasing contracts, the utilization of our printing capacity for ADVO products and improved newspaper insertion rates.

(2)	Represents estimated cost savings associated with headcount reductions and the elimination of duplicative functions, such as information technology, legal and marketing, as well as the elimination of redundant public company costs.

Adjusted EBITDA does not take into account the approximately $25 million in estimated one time costs expected to be incurred during the year ending December 31, 2007 to achieve the cost synergies described above. Approximately $14.5 million of these costs will be expensed while the remaining $10.5 million will be capitalized. The $18 million in estimated cost savings is only applicable to the pro forma calculations for the fiscal year ended December 31, 2006. The adjustments reflecting estimated cost savings constitute forward-looking statements described within the Private Securities Litigation Reform Act of 1995, as amended. Actual results may differ materially from those reflected. See “Risk Factors—Risks Relating to our Business—The acquisition of ADVO is significantly larger than any other acquisition we have made to date and could disrupt our business and harm our financial condition if we are not able to successfully integrate the acquired business or if the expected benefits of the combination do not materialize.”

(6)	Pro forma cash interest expense excludes a $13.8 million charge related to the termination of a $400.0 million interest-rate swap contract and premiums paid for two separate $400 million interest-rate swaption contracts. If the $13.8 million is included in the pro forma cash interest expense, the adjusted EBITDA to pro forma cash interest equals 2.3x.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial statement information set forth below is presented to reflect the pro forma effects of the Transactions as if they occurred on the dates indicated. While we plan to finance the acquisition as outlined in the sources and uses table set forth in “Use of Proceeds,” we may alter our plans depending on market conditions or other factors. See “Use of Proceeds.”

The unaudited pro forma condensed combined statement of income for the year ended December 31, 2006 gives effect to the Transactions as if they occurred on January 1, 2006. The unaudited pro forma condensed combined statements of income for the year ended December 31, 2006 was derived by (A) adding financial information from (i) our historical audited consolidated statement of income for the year ended December 31, 2006, which is included elsewhere in the offering memorandum, (ii) ADVO’s historical audited consolidated statement of operations for the year ended September 30, 2006, which is included elsewhere in the offering memorandum, and (iii) ADVO’s unaudited consolidated statement of operations for the three months ended December 30, 2006, which is included elsewhere in the offering memorandum, and (B) subtracting financial information from ADVO’s unaudited consolidated statement of operations for the three months ended December 24, 2005, which is included elsewhere in the offering memorandum, and gives effect to the unaudited pro forma adjustments necessary to account for the Transactions.

The unaudited pro forma condensed combined balance sheet as of December 31, 2006 has been prepared as if the Transactions occurred on December 31, 2006. The unaudited pro forma condensed combined balance sheet as of December 31, 2006 combines our historical audited consolidated balance sheet as of December 31, 2006, which is included elsewhere in the offering memorandum, and ADVO’s historical unaudited consolidated balance sheet as of December 30, 2006, which is included elsewhere in the offering memorandum, and gives effect to the unaudited pro forma adjustments necessary to account for the Transactions.

The ADVO acquisition will be accounted for under the purchase method of accounting in accordance with GAAP. Accordingly, ADVO’s operating results will be included in our operating results upon closing of the transaction.

The pro forma adjustments related to the ADVO acquisition are based on an analysis of intercompany revenues and associated costs, estimated interest expense and income taxes. In addition, we performed an assessment of purchase price allocations by identifying intangible assets and estimating the fair market value of intangible and tangible assets, including mailing lists, customer contracts, customer relationships, trademarks/tradenames, property and equipment. We also made adjustments to certain tax assets and liabilities and accrued expenses. Differences between the preliminary and final purchase price allocations could have a material impact on the accompanying unaudited pro forma condensed combined financial statement information and our future results of operations and financial position. A final determination of the purchase price allocation, which cannot be made prior to completion of the merger, will be based on actual, tangible and identifiable intangible assets of ADVO that exist on the date of completion of the merger.

The unaudited pro forma condensed combined financial statement information is based on, and should be read together with: (1) our consolidated financial statements as of and for the year ended December 31, 2006, which are included elsewhere in the offering memorandum; and (2) ADVO’s consolidated financial statements as of and for the year ended September 30, 2006, which are included elsewhere in the offering memorandum, ADVO’s unaudited consolidated financial statements as of and for the three months ended December 30, 2006, which are included elsewhere in the offering memorandum, and ADVO’s unaudited consolidated financial statements as of and for the three months ended December 24, 2005.

The unaudited pro forma condensed combined financial statement information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved had the above mentioned Transactions occurred on January 1, 2006, or of the results of operations that may be attained by the combined company in the future.

VALASSIS COMMUNICATIONS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

Year Ended December 31, 2006

	Historical Valassis(1)	“Adapted” ADVO(2)	Merger Adjustments		Valassis Pro Forma
	(Dollars in thousands)
Revenues	$1,043,491	$1,469,591	$(8,381	)(3)	$2,504,701
Costs and expenses:
Cost of sales	789,588	1,163,215	(8,381	)(3)	1,944,422
Selling, general and administrative	151,914	286,999	10,000	(4)	448,913

Total costs and expenses	941,502	1,450,214	1,619		2,393,335

Earnings from operations	101,989	19,377	(10,000)		111,366

Other expenses (income):
Interest expense	24,749	9,965	87,202	(5)	121,916
Other income, net	(6,298)	(3,598)	—		(9,896)

Total other expenses (income)	18,451	6,367	87,202		112,020

Earnings (loss) before income taxes	83,538	13,010	(97,202)		(654)
Income taxes (benefit)	32,256	3,482	(38,881	)(6)	(3,143)

Net earnings	$51,282	$9,528	$(58,321)		$2,489

Net earnings per common share, basic	$1.07	$0.30			$0.05
Net earnings per common share, diluted	1.07	0.30			0.05
Shares used in computing net earnings per share, basic	47,757	31,654	(31,654)		47,757
Shares used in computing net earnings per share, diluted	47,780	31,879	(31,879)		47,780

(1)	The “Historical Valassis” column represents the consolidated statement of income of Valassis for the fiscal year ended December 31, 2006, as reported in Valassis’ Annual Report on Form 10-K for such period.
(2)	Represents the unaudited consolidated statement of operations of ADVO for the twelve months ended December 31, 2006, which is calculated below.

	ADVO Historical Year Ended September 30, 2006	Subtract: ADVO Three Months Ended December 24, 2005	Add: ADVO Three Months Ended December 30, 2006	ADVO “Adapted” Twelve Months Ended December 31, 2006
	(Dollars in thousands)
Revenues	$1,443,537	$358,225	$384,279	$1,469,591

Costs and expenses:
Cost of products sold	1,141,283	276,348	298,280	1,163,215
Selling, general and administrative	264,361	61,229	83,867	286,999

Total costs and expenses	1,405,644	337,577	382,147	1,450,214

Earnings from operations	37,893	20,648	2,132	19,377

Other expenses (income):
Interest expense	9,455	1,986	2,496	9,965
Other income, net	(3,627)	(866)	(837)	(3,598)

Total other expenses (income)	5,828	1,120	1,659	6,367

Earnings before income taxes	32,065	19,528	473	13,010
Income taxes	11,268	7,557	(229)	3,482

Net earnings	$20,797	$11,971	$702	$9,528

(3)	The pro forma adjustment reflects the elimination of intercompany sales between Valassis and ADVO.
(4)	Represents amortization of $150.0 million of intangible assets with an average life of 15 years. However these valuations are preliminary and subject to change based upon completion of our final valuation analysis.
(5)	The pro forma adjustment reflects amortization of deferred financing fees related to the new issuance of debt in connection with consummating the Transactions and assumes financing fees will be deferred over the life of the debt which is estimated to be 7 years. We used the straight line method to calculate amortization expense which approximates the effective interest rate method. The pro forma adjustment also eliminates the impact of interest expense associated with the ADVO debt.

Year Ended December 31, 2006
(Dollars in thousands)
Amortization of deferred financing fees	$3,254
Interest expense related to new borrowings	93,913
Elimination of interest expense from ADVO debt	(9,965)

Pro forma adjustment to interest expense	$87,202

(6)	The pro forma adjustment to income tax was calculated by applying the statutory tax rate to the overall impact of pro forma adjustments.

VALASSIS COMMUNICATIONS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of December 31, 2006

	Historical		Merger Adjustments		Valassis Pro Forma
	Valassis	ADVO
	(Dollars in thousands)
Assets
Current assets:
Cash and cash equivalents	$52,619	$24,790	$430	(a)	$77,839
Auction-rate securities	102,533	—	(102,533	)(b)	—
Accounts receivable, net	339,079	222,554	—		561,633
Inventories	25,834	5,231	—		31,065
Prepaid expenses and other	16,681	10,884	(585	)(c)	26,980
Refundable income taxes	3,957	—	—		3,957
Deferred income taxes	1,789	16,683	3,153	(d)	21,625

Total current assets	542,492	280,142	(99,535)		723,099
Property, plant and equipment, net	109,386	194,404	7,170	(e)	310,960
Goodwill	121,088	22,835	791,806	(f)	935,729
Other intangibles	12,321	—	150,000	(f)	162,321
Investments	4,899	—	—		4,899
Other assets	11,240	20,753	18,830	(c)	50,823

Total assets	$801,426	$518,134	$868,271		$2,187,831

	Historical		Merger Adjustments		Valassis Pro Forma
	Valassis	ADVO
	(Dollars in thousands)
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion, long-term debt	$—	$2,500	$(2,500	)(g)	$—
Accounts payable	268,834	55,626	—		324,460
Federal and state taxes payable	—	9,496	1,369	(d)	10,865
Accrued expenses	44,128	59,417	11,233	(h)	114,778
Progress billings	49,258	14,450	—		63,708

Total current liabilities	362,220	141,489	10,102		513,811
Long-term debt	259,931	124,103	1,005,897	(g)	1,389,931
Other non-current liabilities	8,195	30,359	—		38,554
Deferred income taxes	3,506	13,917	60,538	(d)	77,961
Stockholders’ equity:	167,574	208,266	(208,266	)(i)	167,574

Total liabilities and stockholders’ equity	$801,426	$518,134	$868,271		$2,187,831

(a)	The pro forma adjustment gives effect to cash sources and uses associated with the ADVO acquisition and the proceeds of the offering and our new senior secured credit facility and repayment of ADVO’s debt as described herein.

Sources:
Proceeds from liquidation of auction rate securities	$102,533
Proceeds from credit facilities borrowings	540,000
Proceeds from issuance of senior notes	590,000

Total cash sources	$1,232,533

Uses:
Cash outlay for repayment of ADVO revolving credit facility	2,500
Cash outlay for repayment of ADVO long-term debt, net of $0.9 million fair value hedge	124,103
Cash outlay for purchase of ADVO common shares	1,060,700
Cash outlay for fees associated with the issuance of new indebtedness	19,400
Transaction-related expenses	25,400

Total cash uses	$1,232,103

Pro forma adjustment to cash	$430

(b)	Our auction-rate securities of $102,533 will be liquidated to partially finance the purchase of ADVO.
(c)	Represents the write-off of deferred financing fees of $1,155 related to ADVO’s debt, offset by the deferred financing fees related to our new debt of $19,400.
(d)	Pro forma adjustment to record the tax impact of the purchase accounting entries.
(e)	Represents the increase of the book value of property plant and equipment to fair market value.
(f)	For purposes of this pro forma, adjustments have been made to the assets and liabilities reflected on ADVO’s balance sheet to adjust to estimated fair value and record other purchase accounting adjustments. We believe our estimations and underlying assumptions of the initial purchase price allocations and fair values of ADVO’s assets and liabilities provide our current best estimate and are based upon the information available to us at this time. However, these valuations are preliminary and subject to change based upon completion of a final valuation analysis. Additionally, the final purchase price is subject to adjustments. Accordingly, the final amounts may differ from the amounts shown below:

Cash paid to ADVO	1,060,700
Debt assumed	126,603
Transaction-related expenses	25,400

Total purchase price	1,212,703
Book value of ADVO stock holders equity	208,266

Purchase price in excess of book value	1,004,437
Allocation of purchase price in excess of book value to ADVO’s identifiable assets and liabilities:
ADVO property fair market value adjustment	7,170
Fair value of ADVO identifiable intangible assets	150,000
Fair value adjustment to ADVO goodwill	(22,835)
Fair value of ADVO debt assumed	126,603
Accrued expenses for severance and bonuses	(11,233)
Write-off ADVO deferred financing fees	(1,155)
Taxes payable	(1,369)
Deferred tax asset, current	3,153
Deferred tax liability, long term	(60,538)

Total allocations	189,796

Goodwill	814,641
Less ADVO goodwill	(22,835)

Pro forma adjustment to goodwill	791,806

Pro forma adjustment to intangible assets, net	150,000

(g)	The pro forma adjustment reflects the borrowings under the term loan B and issuance of the senior notes offset by the extinguishment of ADVO debt and the repayment of the revolving credit facility as set forth:

Term Loan B	$540,000
Senior Notes	590,000

1,130,000
Less: extinguishment of ADVO long term debt	(124,103)

Pro forma adjustment to long term debt	$1,005,897

Repayment of ADVO revolving credit facility	$(2,500)

(h)	Accrued expenses for severance and bonus payments that will be paid after the transaction closes.
(i)	The pro forma adjustment eliminates ADVO’s equity upon Valassis purchase of ADVO common equity shares.

Anticipated Post-Acquisition Liquidity

Upon consummation of the Transactions, we intend to fund ongoing operations through cash generated by operations and borrowings under our new senior secured credit facility. After giving effect to the Transactions, we will have substantial debt service requirements.

Simultaneously with the closing of our acquisition of ADVO, we will enter into a new senior secured credit facility with a syndicate of financial institutions. Our new senior secured credit facility will be comprised of a $120.0 million senior secured revolving line of credit, a $540.0 million senior secured term loan B and a $160.0 million senior secured delayed draw term loan. The revolving line of credit will have a five year maturity and the term loan B will have a seven year maturity and the delayed draw term loan, which may be drawn upon for up to 15 months after the closing date of the new senior secured credit facility to refinance our 2033 Notes, including in the event the holders of our 2033 Notes exercise their put rights in May 2008, will mature on the seventh anniversary of the closing date of the new senior secured credit facility. In connection with the closing of our acquisition of ADVO, we will also grant holders of our 2009 Notes and 2033 Notes an equal and ratable security interest with the indebtedness under our new senior secured credit facility and the guarantees by all of our subsidiaries that guarantee our senior secured credit facility of our 2009 Notes and 2033 Notes to the extent required by the indentures governing our 2009 Notes and our 2033 Notes. For a summary of the terms of our new senior secured credit facility and additional information regarding the granting of additional security interests, see “Description of Other Indebtedness.”

Borrowings under our new senior secured credit facility will bear interest, at our option, at either the base rate (defined as the higher of the prime rate announced by the commercial bank to be selected by the administrative agent to the facility or the federal funds effective rate plus 0.5%), plus an applicable margin, or at a Eurodollar rate (as defined in the credit agreement), in each case, plus an applicable margin.

We expect that our new senior secured credit facility will require us to meet a maximum total senior secured leverage ratio, a minimum total interest coverage ratio and a maximum capital expenditures limitation. In addition, we expect the new senior secured credit facility will contain certain restrictive covenants which will, among other things, limit our ability to incur additional indebtedness, pay dividends, prepay subordinated debt, make investments, merge or consolidate, change our business, amend the terms of our subordinated debt and engage in certain other activities customarily restricted in such agreements. It will also contain certain customary events of defaults, subject to grace periods, as appropriate. See “Description of Other Indebtedness.”

Future principal debt payments are expected to be funded from cash flows from operations, borrowings under our new senior secured revolving line of credit and future refinancing of our debt.

Our ability to make scheduled payments of principal, or to pay the interest or additional interest, if any, on, or to refinance our indebtedness, or to fund planned capital expenditures will depend on our future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. Based upon the current level of operations, we believe that cash flow from operations, available cash and short-term investments, together with borrowings available under our new senior secured revolving line of credit, will be adequate to meet our future liquidity needs through 2007. Our assumptions with respect to future costs may not be correct, and funds available to us from these sources may not be sufficient to enable us to service our indebtedness, including the notes, or cover any shortfall in funding for any unanticipated expenses. In addition, to the extent we make future acquisitions, we may require new sources of funding including additional debt, or equity financing or some combination thereof. We may not be able to secure additional sources of funding on favorable terms.